UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2022

Oscar Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40154	46-1315570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor
New York, New York 10013
(Address of Principal Executive Offices) (Zip Code)

(646) 403-3677

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 9, 2022, Oscar Health, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 14, 2022 (the “Record Date”), there were 175,875,529 shares of Class A common stock outstanding, each share being entitled to one vote, and 35,115,807 shares of Class B common stock outstanding, each share of Class B common stock being entitled to 20 votes (the Class A common stock and Class B common stock, collectively, the “Common Stock”). Accordingly, as of the Record Date, there were 175,875,529 Class A common stock votes and 702,316,140 Class B common stock votes, respectively, available to be cast, for a total of 878,191,669 votes available to be cast. At the Annual Meeting, the holders of 779,809,939 votes of the Common Stock were represented in person or by proxy, constituting a quorum. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 26, 2022, as updated by the supplement to the Definitive Proxy Statement filed on May 24, 2022.

Item 1 — Election of eight directors to hold office until the Annual Meeting of Stockholders to be held in 2023 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
Jeffery H. Boyd	729,366,916	5,097,484	45,345,539
Joshua Kushner	719,397,144	15,067,256	45,345,539
Charles E. Phillips, Jr	728,601,448	5,862,952	45,345,539
David Plouffe	728,268,735	6,195,665	45,345,539
Elbert O. Robinson, Jr.	729,543,773	4,920,627	45,345,539
Siddhartha Sankaran	729,505,025	4,959,375	45,345,539
Mario Schlosser	729,542,274	4,922,126	45,345,539
Vanessa A. Wittman	729,549,844	4,914,556	45,345,539

Item 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
779,353,952	276,119	179,868	0

Item 3 — Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Votes ABSTAINED	Broker Non-Votes
734,001,416	14,014	279,598	169,372	45,345,539

Based on the foregoing votes, the eight director nominees were elected, Item 2 was approved and the Company’s stockholders recommended that future stockholder advisory votes on the compensation of the Company’s named executive officers be held every year. Based on the foregoing voting results and consistent with the Board of Directors’ recommendation, the Board of Directors has determined to hold an advisory vote on the compensation of the Company’s named executive officers every year until the next advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers is submitted to the stockholders or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oscar Health, Inc.

Date: June 14, 2022	By:	/s/ Ranmali Bopitiya
Ranmali Bopitiya
Chief Legal Officer